Exhibit 99

News Release

SILICON LABORATORIES REPORTS TEN PERCENT REVENUE GROWTH IN THE FIRST QUARTER

AUSTIN, Texas – April 25, 2005 – Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported revenues of $105 million for the first quarter of 2005, a ten percent increase over the fourth quarter.  First quarter fully diluted GAAP earnings per share increased 29 percent sequentially to $0.31.  The company also announced that Daniel Artusi has resigned as president and chief executive officer and from the board of directors to pursue other interests.  Nav Sooch, chairman of the board of directors, was named as interim chief executive officer.

Financial Results

GAAP operating income for the first quarter was $19.8 million dollars or 19 percent of revenue.  Excluding a $753,000 non-cash charge for amortization of deferred stock compensation and a $1.4 million foreign government grant related to our 2004 research and development expenditures, adjusted operating income for the first quarter was $19.1 million dollars, representing 18 percent of revenue.   The company ended the quarter with cash and short-term investments up $27 million to $304 million.  The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

Business Summary

“I would like to thank Dan for his many contributions to Silicon Laboratories.  Under his leadership, Silicon Laboratories expanded globally, diversified and established a strong foundation for future growth,” said Nav Sooch, chairman and interim chief executive officer. “The business remains very healthy, and I am especially pleased with the strong business fundamentals.  We will continue to operate the business with a focus on new products, expanding markets and long-term growth.”

-more-

During the quarter, the broad-based mixed-signal business posted stronger than expected growth and mobile handset revenues rebounded.  The company announced advanced modem technology and new networking clock ICs to expand market share in existing markets.  The company also recently announced an FM tuner family, expanding Silicon Laboratories’ presence in handset and portable devices, as well as the first in a suite of products addressing the large and growing power market.

Mobile handset revenues increased by nine percent during the quarter.  Aero® II, the industry’s most integrated RF transceiver for handsets, ramped quickly into production as customer adoption accelerated.

The company anticipates revenue of $105 to $108 million in the second quarter of 2005.

Conference Call Today

A conference call discussing the first quarter results will follow the release at 4:15 p.m. Eastern Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 888-446-2545 (U.S.) or +1 402-998-1344 (international). These replays will be available through May 9, 2005.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions, including the acquisition of Cygnal Integrated Products; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Aero and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	April 2, 2005	April 3, 2004
Revenues	$104,764	$113,623
Cost of revenues	48,550	51,866
Gross profit	56,214	61,757
Operating expenses:
Research and development	18,967	18,142
Selling, general and administrative	16,721	15,204
Amortization of deferred stock compensation	753	1,237
Operating expenses	36,441	34,583
Operating income	19,773	27,174
Other income (expense):
Interest income	1,412	479
Interest expense	(56)	(50)
Other income (expense), net	(15)	1,815
Income before income taxes	21,114	29,418
Provision for income taxes	3,741	9,503
Net income	$17,373	$19,915
Net income per share:
Basic	$0.33	$0.39
Diluted	$0.31	$0.36
Weighted-average common shares outstanding:
Basic	52,468	50,992
Diluted	55,365	55,290

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended
	April 2, 2005	April 3, 2004
GAAP operating income	$19,773	$27,174

Adjustments:
Research and development grant	(1,439)	—
Amortization of deferred stock compensation	753	1,237
Adjusted operating income	$19,087	$28,411

Adjusted operating income%	18%	25%

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	April 2, 2005	January 1, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$242,107	$48,636
Short-term investments	61,566	228,470
Accounts receivable, net of allowance for doubtful accounts of $1,464 at April 2, 2005 and $1,088 at January 1, 2005	52,267	46,272
Inventories	29,986	38,405
Deferred income taxes	10,132	9,878
Prepaid expenses and other	6,072	5,244
Total current assets	402,130	376,905
Property, equipment and software, net	31,781	34,559
Goodwill	47,002	46,766
Other intangible assets, net	14,767	15,384
Other assets, net	12,477	10,788
Total assets	$508,157	$484,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,589	$37,001
Accrued expenses	11,674	11,913
Deferred income on shipments to distributors	28,459	25,227
Income taxes payable	11,101	8,207
Total current liabilities	84,823	82,348
Long-term obligations and other liabilities	2,200	2,570
Total liabilities	87,023	84,918

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$.0001 par value; 250,000 shares authorized; 52,805 and 52,508 shares issued and outstanding at April 2, 2005 and January 1, 2005, respectively	5	5
Additional paid-in capital	291,301	287,908
Deferred stock compensation	(3,904)	(4,787)
Retained earnings	133,732	116,358
Total stockholders’ equity	421,134	399,484
Total liabilities and stockholders’ equity	$508,157	$484,402

Certain prior period amounts have been reclassified to conform to the current period presentation.

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